Exhibit 99.1

FB Financial Corporation Reports 2019 First Quarter Results

Reported diluted EPS of $0.62 and adjusted diluted EPS of $0.66 for the first quarter of 2019

2019 first quarter annualized loan growth of 13.2% and annualized customer deposit growth of 16.5%

NASHVILLE, Tenn.--(BUSINESS WIRE)--April 22, 2019--FB Financial Corporation (the “Company”) (NYSE: FBK), parent company of FirstBank, reported net income of $19.6 million, or $0.62 per diluted common share, for the first quarter of 2019, compared to net income of $19.8 million, or $0.63 per diluted common share, for the first quarter of 2018. On an adjusted basis excluding merger-related and mortgage restructuring expenses, net income per diluted common share was $0.66 for the first quarter of 2019 compared to $0.66 for the first quarter of 2018.

President and Chief Executive Officer, Christopher T. Holmes stated, “Our team continues delivering outstanding service to our clients while bringing new clients into FirstBank each day. As a result, during the first quarter, we continued to see strong loan and customer deposit growth of 13.2% and 16.5% annualized, respectively. While achieving this growth, we also remained focused on profitability and saw our net interest margin increase by 11 basis points from the previous quarter.”

Additionally, on April 1, 2019, the Company announced plans to sell its wholesale mortgage operations and on April 5, 2019, FirstBank completed the acquisition of 14 branches from Atlantic Capital Bank, N.A. The acquisition of the branches will add approximately $598 million in deposits and $385 million in loans to the Company’s balance sheet. The results of the acquired branches will be included in periods ending after April 5, 2019.

Holmes continued, “In early April we announced the restructuring of our mortgage operations and plans to sell our third party origination (‘TPO’) and correspondent channels. We also completed the Atlantic Capital branch acquisition on April 5, 2019 which added approximately $165 million of liquidity to our balance sheet. We have completed the system conversions and branch consolidations and are excited about the customers and teams we added in East Tennessee and North Georgia. With our first quarter performance, mortgage restructuring, and Atlantic Capital branch acquisition, we are excited and optimistic about the outlook for the remainder of the year.”

Performance Summary

	2019	2018		Annualized
(dollars in thousands, expect per share data)	First Quarter	Fourth Quarter	First Quarter	1Q19 / 4Q18 % Change	1Q19 / 1Q18 % Change
Balance Sheet Highlights
Investment securities	$670,835	$658,805	$597,347	7.4%	12.3%
Loans - held for sale	248,054	278,815	414,518	(44.7)%	(40.2)%
Loans - held for investment	3,786,791	3,667,511	3,244,663	13.2%	16.7%
Allowance for loan losses	29,814	28,932	24,406	12.4%	22.2%
Total assets	5,335,156	5,136,764	4,725,416	15.7%	12.9%
Customer deposits	4,233,750	4,068,610	3,684,758	16.5%	14.9%
Brokered and internet time deposits	69,441	103,107	81,393	(132.4)%	(14.7)%
Total deposits	4,303,191	4,171,717	3,766,151	12.8%	14.3%
Borrowings	229,178	227,776	293,017	2.5%	(21.8)%
Total shareholders' equity	694,577	671,857	611,075	13.7%	13.7%
Tangible book value per share*	$17.73	$17.02	$14.99
Tangible common equity to tangible assets*	10.5%	10.5%	10.1%

* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued April 22, 2019 for a reconciliation and discussion of this non-GAAP measure.

	For the Three Months Ended March 31,
(dollars in thousands, except share data)	2019	2018
Results of operations
Net interest income	$53,016	$48,429
NIM	4.61%	4.64%
Provision for loan losses	$1,391	$317
Net charge-off (recovery) ratio	0.06%	(0.01)%
Noninterest income	$29,039	$33,275
Mortgage banking income	$21,021	$26,471
Total revenue	$82,055	$81,704
Noninterest expenses	$55,101	$56,151
Merger-related and mortgage restructuring expenses	$1,675	$1,193
Efficiency ratio	67.2%	68.7%
Core efficiency ratio*(a)	64.9%	66.8%
Banking segment core efficiency ratio*(a)	54.7%	57.9%
Pre-tax income	$25,563	$25,236
Total mortgage banking pre-tax contribution, adjusted*	$727	$2,122
Net income	$19,588	$19,754
Diluted earnings per share	$0.62	$0.63
Effective tax rate	23.4%	21.7%
Net income, adjusted*	$20,826	$20,636
Diluted earnings per share, adjusted*	$0.66	$0.66
Weighted average number of shares - diluted	31,349,198	31,421,830
Actual shares outstanding - period end	30,852,665	30,671,763
Returns on average:
Assets ("ROAA")	1.54%	1.71%
Adjusted*	1.63%	1.79%
Equity ("ROAE")	11.6%	13.4%
Tangible common equity ("ROATCE")*	14.8%	17.9%
Adjusted*	15.7%	18.7%

* Certain measures are considered non-GAAP financial measures. See “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information, which accompanies this Earnings Release, as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued April 22, 2019 for a reconciliation and discussion of this non-GAAP measure.

(a) During the first quarter of 2019, the Company changed its presentation of the total and operating segments core efficiency ratio calculation to no longer exclude the change in fair value of MSRs; therefore, prior periods have been revised to reflect this change.

Strong Growth and Improved NIM

The Company grew loans (HFI) by $119.3 million during the first quarter of 2019, or 13.2% annualized. The Company also increased its contractual yield on the portfolio by 10 basis points to 5.66% during the first quarter of 2019 compared to the fourth quarter of 2018 and by 38 basis points compared to the first quarter of 2018.

During the first quarter of 2019, the Company grew customer deposits by $165.1 million, or 16.5% annualized, while total deposit growth was 12.8% annualized. The net growth in customer deposits was partially impacted by seasonal increases in public fund deposits and mortgage servicing escrow deposits of $40.4 million and $16.7 million, respectively. The cost of customer deposits increased to 112 basis points from 100 basis points in the fourth quarter of 2018.

The Company’s net interest margin (“NIM”) was 4.61% for the first quarter of 2019, compared to 4.50% and 4.64% for the fourth quarter of 2018 and the first quarter of 2018, respectively. Accretion related to purchased loans and nonaccrual interest contributed 17 basis points to the Company’s NIM in the first quarter of 2019 compared to 17 and 20 basis points for the fourth quarter of 2018 and the first quarter of 2018, respectively. Average loans held for investment increased to 79.1% of total average interest earning assets and the overall yield on earning assets increased 21 basis points on a linked quarter basis, driven primarily by the increased yield on loans held for sale and loan fees.

Noninterest Income Impacted by Mortgage Environment

Noninterest income was $29.0 million for the first quarter of 2019, compared to $27.2 million for the fourth quarter of 2018 and $33.3 million for the first quarter of 2018. Mortgage banking income was $21.0 million for the first quarter of 2019, compared to $19.0 million for the fourth quarter of 2018 and $26.5 million for the first quarter of 2018. Interest rate lock commitment volume totaled $1.36 billion in the first quarter of 2019 compared to $1.31 billion in the fourth quarter of 2018 and $2.13 billion in the first quarter of 2018.

During the first quarter of 2019, the Company’s total mortgage direct contribution was $0.7 million, excluding mortgage restructuring expenses of $1.1 million, compared to the $1.8 million loss in the in the fourth quarter of 2018.

Holmes commented, “With the exit of the TPO and correspondent channels, we are focusing our efforts and resources on the retail and consumer direct origination channels. These origination channels are well aligned with our strategic plan and provide more consistent and predictable financial results than wholesale origination channels.”

Operating Efficiency Gains Maintained

Noninterest expense was $55.1 million for the first quarter of 2019, compared to $53.7 million for the fourth quarter of 2018 and $56.2 million for the first quarter of 2018. Adjusted for merger-related and mortgage restructuring expenses, noninterest expense was $53.4 million for the first quarter of 2019, $53.3 million for the fourth quarter of 2018 and $55.0 million for the first quarter of 2018.

Chief Financial Officer, James R. Gordon stated, “Noninterest expenses remained stable within the Banking segment. Our core efficiency ratio was 64.9%, driven by our Banking segment core efficiency ratio of 54.7% compared to 57.9% in the first quarter of 2018.”

Asset Quality Remains Strong

During the first quarter of 2019, the Company recognized a provision for loan losses of $1.4 million, reflecting loan growth, renewals of previously acquired loans, stable credit metrics and net charge-offs of 0.06% of average loans. The Company’s nonperforming assets at March 31, 2019 were 0.57% of total assets compared to 0.61% at December 31, 2018. Nonperforming loans were 0.41% of loans held for investment at March 31, 2019, compared to 0.46% at December 31, 2018.

Capital Positioned for Growth

“Our earnings continue to drive strong capital levels capable of sustaining our growth, including the completed Atlantic Capital branch acquisition after quarter end. Our tangible common equity to tangible assets of 10.5% and per share growth in tangible book value of 18.3% year-over-year easily accommodate our quarterly cash dividend of eight cents per share. The deployment of excess capital through the completed branch acquisition will improve our returns on equity and tangible equity in future periods,” commented Gordon.

Summary

“Overall, our Company continues to capitalize on strong momentum by continuing to deliver solid organic growth and profitability while being opportunistic on the acquisition front. We remain committed to helping our customers and associates achieve their goals while providing shareholders outstanding returns,” Holmes concluded.

WEBCAST AND CONFERENCE CALL INFORMATION

The live broadcast of FB Financial Corporation’s earnings conference call will begin at 8:00 a.m. CT on Tuesday, April 23, 2019, and the conference call will be broadcast live over the Internet at https://www.webcaster4.com/Webcast/Page/1631/27772. An online replay will be available approximately an hour following the conclusion of the live broadcast.

ABOUT FB FINANCIAL CORPORATION

FB Financial Corporation (NYSE: FBK) is a bank holding company headquartered in Nashville, Tennessee. FB Financial operates through its wholly owned banking subsidiary, FirstBank, the third largest Tennessee-headquartered community bank, with 66 full-service bank branches across Tennessee, North Alabama and North Georgia, and mortgage offices across the Southeast. FirstBank serves five of the largest metropolitan markets in Tennessee and has approximately $5.7 billion in total assets.

SUPPLEMENTAL FINANCIAL INFORMATION AND EARNINGS PRESENTATION

Investors are encouraged to review this Earnings Release in conjunction with the Supplemental Financial Information and Earnings Presentation posted on the Company’s website, which can be found at https://investors.firstbankonline.com. This Earnings Release, the Supplemental Financial Information and the Earnings Presentation are also included with a Current Report on Form 8-K that the Company furnished to the U.S. Securities and Exchange Commission (“SEC”) on April 22, 2019.

BUSINESS SEGMENT RESULTS

The Company has included its business segment financial tables as part of this Earnings Release. A detailed discussion of our business segments is included in the Company’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2018, and investors are encouraged to review that discussion in conjunction with this Earnings Release.

FORWARD-LOOKING STATEMENTS

This Earnings Release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that have been made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements in some cases through the use of words such as “believes,” “anticipates,” “expects,” “may,” “will,” “assumes,” “should,” “predicts,” “could,” “would,” “intends,” “targets,” “estimates,” “projects,” “plans,” “potential” and other similar words and expressions of the future or otherwise regarding the proposed acquisition, including the timing, anticipated benefits and financial impact thereof, and the outlook for our future business and financial performance.

These forward-looking statements include, without limitation, statements relating to FB Financial’s assets, business, cash flows, condition (financial or otherwise), credit quality, financial performance, liquidity, short and long-term performance goals, prospects, results of operations, strategic initiatives and the timing, benefits, as well as statements relating to the anticipated benefits and financial impact of FB Financial’s mortgage segment restructuring and the acquisition by FirstBank of the Atlantic Capital branches, including: acceptance by the customers of the acquired Atlantic Capital branches of FB Financial’s products and services, the opportunities to enhance market share in certain markets, market acceptance of FB Financial generally in new markets, expectations regarding future investment in the acquired Atlantic Capital branches’ markets and the integration of the acquired Atlantic Capital branches’ operations, disposition, and other growth opportunities. Forward-looking statements are based on the information known to, and current beliefs and expectations of, FB Financial’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this presentation including, without limitation: FB Financial’s ability to achieve the anticipated benefits and cost synergies of the mortgage segment restructuring, the parties’ ability to meet expectations regarding the accounting and tax treatment of the Atlantic Capital acquisition; the possibility that any of the anticipated benefits of the Atlantic Capital acquisition will not be fully realized or will not be realized within the expected time period; the risk that integration of the acquired Atlantic Capital branches’ operations with those of FB Financial or will be more costly than expected; the effect of the announcement of the closing of the Atlantic Capital acquisition on employee and customer relationships and operating results (including, without limitation, difficulties in maintaining relationships with employees and customers); general competitive, economic, political and market conditions and fluctuations; and the other risk factors set forth in our December 31, 2018 Form 10-K, filed with the Securities and Exchange Commission on March 12, 2019, under the captions “Cautionary note regarding forward-looking statements” and “Risk factors”. Many of these factors are difficult to foresee and are beyond our ability to control or predict. We believe the forward-looking statements contained herein are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date that they are made. We do not assume any obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as otherwise may be required by law.

GAAP RECONCILIATION AND USE OF NON-GAAP FINANCIAL MEASURES

This Earnings Release contains certain financial measures that are not measures recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered non-GAAP financial measures. These non-GAAP financial measures include, without limitation, adjusted net income, adjusted diluted earnings per share, core revenue, core noninterest expense and core noninterest income, core efficiency ratio (tax equivalent basis), Banking segment core efficiency ratio (tax equivalent basis), Mortgage segment core efficiency ratio (tax equivalent basis), adjusted mortgage contribution, adjusted return on average assets and equity and core total revenue. Each of these non-GAAP metrics excludes certain income and expense items that the Company’s management considers to be non-core/adjusted in nature. The Company refers to these non-GAAP measures as adjusted measures. The corresponding Supplemental Financial Information and Earnings Release Presentation also presents tangible assets, tangible common equity, tangible book value per common share, tangible common equity to tangible assets, return on tangible common equity, return on average tangible common equity and adjusted return on average tangible common equity. Each of these non-GAAP metrics excludes the impact of goodwill and other intangibles.

The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance, financial condition and the efficiency of its operations as management believes such measures facilitate period-to-period comparisons and provide meaningful indications of its operating performance as they eliminate both gains and charges that management views as non-recurring or not indicative of operating performance. Management believes that these non-GAAP financial measures provide a greater understanding of ongoing operations and enhance comparability of results with prior periods as well as demonstrate the effects of significant non-core gains and charges in the current and prior periods. The Company’s management also believes that investors find these non-GAAP financial measures useful as they assist investors in understanding the Company’s underlying operating performance and in the analysis of ongoing operating trends. In addition, because intangible assets such as goodwill and other intangibles, and the other items excluded each vary extensively from company to company, the Company believes that the presentation of this information allows investors to more easily compare the Company’s results to the results of other companies. However, the non-GAAP financial measures discussed herein should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Moreover, the manner in which the Company calculates the non-GAAP financial measures discussed herein may differ from that of other companies reporting measures with similar names. Investors should understand how such other banking organizations calculate their financial measures similar or with names similar to the non-GAAP financial measures the Company has discussed herein when comparing such non-GAAP financial measures. See the “Use of non-GAAP Financial Measures” and the corresponding non-GAAP reconciliation tables in the Supplemental Financial Information as well as “Use of non-GAAP Financial Measures” and the Appendix in the Earnings Release Presentation issued April 22, 2019, for a discussion and reconciliation of these measures to the most directly comparable GAAP financial measures.

Financial Summary and Key Metrics
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
	First Quarter	Fourth Quarter	First Quarter
Statement of Income Data
Total interest income	$65,933	$63,068	$54,848
Total interest expense	12,917	11,701	6,419
Net interest income	53,016	51,367	48,429
Provision for loan losses	1,391	2,200	317
Total noninterest income	29,039	27,249	33,275
Total noninterest expense	55,101	53,736	56,151
Net income before income taxes	25,563	22,680	25,236
Income tax expense	5,975	5,640	5,482
Net income	$19,588	$17,040	$19,754
Net interest income (tax—equivalent basis)	$53,461	$51,799	$48,799
Net income, adjusted*	$20,826	$17,336	$20,636
Per Common Share
Diluted net income	$0.62	$0.54	$0.63
Diluted net income, adjusted*	0.66	0.55	0.66
Book value	22.51	21.87	19.92
Tangible book value*	17.73	17.02	14.99
Weighted average number of shares-diluted	31,349,198	31,344,949	31,421,830
Period-end number of shares	30,852,665	30,724,532	30,671,763
Selected Balance Sheet Data
Cash and cash equivalents	$195,414	$125,356	$73,700
Loans held for investment (HFI)	3,786,791	3,667,511	3,244,663
Allowance for loan losses	(29,814)	(28,932)	(24,406)
Loans held for sale	248,054	278,815	414,518
Investment securities, at fair value	670,835	658,805	597,347
Other real estate owned, net	12,828	12,643	15,334
Total assets	5,335,156	5,136,764	4,725,416
Customer deposits	4,233,750	4,068,610	3,684,758
Brokered and internet time deposits	69,441	103,107	81,393
Total deposits	4,303,191	4,171,717	3,766,151
Borrowings	229,178	227,776	293,017
Total shareholders' equity	694,577	671,857	611,075
Selected Ratios
Return on average:
Assets	1.54%	1.35%	1.71%
Shareholders' equity	11.6%	10.3%	13.4%
Tangible common equity*	14.8%	13.3%	17.9%
Average shareholders' equity to average assets	13.2%	13.2%	12.8%
Net interest margin (NIM) (tax-equivalent basis)	4.61%	4.50%	4.64%
Efficiency ratio (GAAP)	67.2%	68.4%	68.7%
Core efficiency ratio (tax-equivalent basis)*(a)	64.9%	67.5%	66.8%
Loans HFI to deposit ratio	88.0%	87.9%	86.2%
Total loans to deposit ratio	93.8%	94.6%	97.2%
Yield on interest-earning assets	5.73%	5.52%	5.25%
Cost of interest-bearing liabilities	1.52%	1.40%	0.85%
Cost of total deposits	1.14%	1.03%	0.55%
Credit Quality Ratios
Allowance for loan losses as a percentage of loans HFI	0.79%	0.79%	0.75%
Net charge-off's (recoveries) as a percentage of average loans HFI	0.06%	0.06%	(0.01)%
Nonperforming loans HFI as a percentage of total loans HFI	0.41%	0.46%	0.30%
Nonperforming assets as a percentage of total assets	0.57%	0.61%	0.59%
Preliminary capital ratios (Consolidated)
Shareholders' equity to assets	13.0%	13.1%	12.9%
Tangible common equity to tangible assets*	10.5%	10.5%	10.1%
Tier 1 capital (to average assets)	11.5%	11.4%	10.7%
Tier 1 capital (to risk-weighted assets)	12.7%	12.4%	11.8%
Total capital (to risk-weighted assets)	13.4%	13.0%	12.3%
Common Equity Tier 1 (to risk-weighted assets) (CET1)	12.0%	11.7%	11.0%

*These measures are considered non-GAAP financial measures. See “GAAP Reconciliation and Use of Non-GAAP Financial Measures” and the corresponding financial tables below for reconciliations of these Non-GAAP measures. Investors are encouraged to refer to the discussion of non-GAAP measures included in the corresponding earnings release.

(a) During the first quarter of 2019, the Company changed its presentation of the total and operating segments core efficiency ratio calculation to no longer exclude the change in fair value of MSRs; therefore, prior periods have been revised to reflect this change.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Net income, adjusted	First Quarter	Fourth Quarter	First Quarter
Pre-tax net income	$25,563	$22,680	$25,236
Plus merger and mortgage restructuring-related expenses	1,675	401	1,193
Pre-tax net income, adjusted	$27,238	$23,081	$26,429
Income tax expense, adjusted	6,412	5,745	5,793
Net income, adjusted	$20,826	$17,336	$20,636
Weighted average common shares outstanding fully diluted	31,349,198	31,344,949	31,421,830
Diluted earnings per share, adjusted
Diluted earnings per common share	$0.62	$0.54	$0.63
Plus merger and mortgage restructuring-related expenses	0.05	0.01	0.04
Less tax effect	0.01	—	(0.01)
Diluted earnings per share, adjusted	$0.66	$0.55	$0.66

	2019	2018
Core efficiency ratio (tax-equivalent basis)(a)	First Quarter	Fourth Quarter	First Quarter
Total noninterest expense	$55,101	$53,736	$56,151
Less merger and mortgage restructuring-related expenses	1,675	401	1,193
Core noninterest expense	$53,426	$53,335	$54,958
Net interest income (tax-equivalent basis)	$53,461	$51,799	$48,799
Total noninterest income	29,039	27,249	33,275
Less gain (loss) on sales or write-downs of other real estate owned and other assets	152	33	(118)
Less gain (loss) from securities, net	43	—	(47)
Core noninterest income	28,844	27,216	33,440
Core revenue	$82,305	$79,015	$82,239
Efficiency ratio (GAAP)(b)	67.2%	68.4%	68.7%
Core efficiency ratio (tax-equivalent basis)	64.9%	67.5%	66.8%

(a) During the first quarter of 2019, the Company changed its presentation of the total and operating segments core efficiency ratio calculation to no longer exclude the change in fair value of MSRs; therefore, prior periods have been revised to reflect this change.

(b) Efficiency ratio (GAAP) is calculated by dividing reported noninterest expense by reported total revenue.

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Banking segment core efficiency ratio (tax equivalent)(a)	First Quarter	Fourth Quarter	First Quarter
Core consolidated noninterest expense	$53,426	$53,335	$54,958
Less Mortgage segment core noninterest expense	17,486	16,262	18,910
Core Banking segment noninterest expense	35,940	37,073	36,048
Core revenue	82,305	79,015	82,239
Less Mortgage segment total revenue	16,658	13,979	20,021
Core Banking segment total revenue	$65,647	$65,036	$62,218
Banking segment core efficiency ratio (tax-equivalent basis)	54.7%	57.0%	57.9%

Mortgage segment core efficiency ratio (tax equivalent)(a)
Mortgage segment noninterest expense	$18,540	$16,262	$18,910
Less mortgage restructuring expense	1,054	—	—
Core Mortgage segment noninterest expense	$17,486	$16,262	$18,910
Mortgage segment total revenue	$16,658	$13,979	$20,021
Mortgage segment core efficiency ratio (tax-equivalent basis)	N/A	N/A	94.5%
(a) During the first quarter of 2019, the Company changed its presentation of the total and operating segments core efficiency ratio calculation to no longer exclude the change in fair value of MSRs; therefore, prior periods have been revised to reflect this change.

	2019	2018
Mortgage contribution, adjusted	First Quarter	Fourth Quarter	First Quarter
Mortgage segment pre-tax net contribution	$(1,882)	$(2,283)	$1,111
Retail footprint:
Mortgage banking income	4,386	5,041	6,108
Mortgage banking expenses	2,831	4,542	5,097
Retail footprint pre-tax net contribution	1,555	499	1,011
Total mortgage banking pre-tax net (loss) contribution	$(327)	$(1,784)	$2,122
Plus mortgage restructuring expense	1,054	—	—
Total mortgage banking pre-tax net contribution (loss), adjusted	$727	$(1,784)	$2,122
Pre-tax net income	$25,563	$22,680	$25,236
% total mortgage banking pre-tax net contribution	N/A	N/A	8.4%
Pre-tax net income, adjusted	$27,238	$23,081	$26,429
% total mortgage banking pre-tax net contribution, adjusted	2.7%	N/A	8.0%

	2019	2018
Tangible assets and equity	First Quarter	Fourth Quarter	First Quarter
Tangible Assets
Total assets	$5,335,156	$5,136,764	$4,725,416
Less goodwill	137,190	137,190	137,190
Less intangibles, net	10,439	11,628	14,027
Tangible assets	$5,187,527	$4,987,946	$4,574,199
Tangible Common Equity
Total shareholders' equity	$694,577	$671,857	$611,075
Less goodwill	137,190	137,190	137,190
Less intangibles, net	10,439	11,628	14,027
Tangible common equity	$546,948	$523,039	$459,858
Common shares outstanding	30,852,665	30,724,532	30,671,763
Book value per common share	$22.51	$21.87	$19.92
Tangible book value per common share	$17.73	$17.02	$14.99
Total shareholders' equity to total assets	13.0%	13.1%	12.9%
Tangible common equity to tangible assets	10.5%	10.5%	10.1%
Net income	$19,588	$17,040	$19,754
Return on tangible common equity	14.5%	12.9%	17.4%

Non-GAAP Reconciliation
For the Quarters Ended
(Unaudited)
(In Thousands, Except Share Data and %)

	2019	2018
Return on average tangible common equity	First Quarter	Fourth Quarter	First Quarter
Total average shareholders' equity	$684,545	$659,050	$599,198
Less average goodwill	137,190	137,190	137,190
Less average intangibles, net	10,856	12,016	14,465
Average tangible common equity	$536,499	$509,845	$447,544
Net income	$19,588	$17,040	$19,754
Return on average tangible common equity	14.8%	13.3%	17.9%

	2019	2018
Return on average tangible common equity, adjusted	First Quarter	Fourth Quarter	First Quarter
Average tangible common equity	$536,499	$509,845	$447,544
Net income, adjusted	20,826	17,336	20,636
Return on average tangible common equity, adjusted	15.7%	13.5%	18.7%

	2019	2018
Return on average assets and equity, adjusted	First Quarter	Fourth Quarter	First Quarter
Net income	$19,588	$17,040	$19,754
Average assets	5,174,918	5,005,158	4,678,494
Average equity	684,545	659,050	599,198
Return on average assets	1.54%	1.35%	1.71%
Return on average equity	11.6%	10.3%	13.4%
Net income, adjusted	$20,826	$17,336	$20,636
Return on average assets, adjusted	1.63%	1.37%	1.79%
Return on average equity, adjusted	12.3%	10.4%	14.0%

CONTACT:
MEDIA CONTACT:
Jeanie M. Rittenberry
615-313-8328
jrittenberry@firstbankonline.com
www.firstbankonline.com

FINANCIAL CONTACT:
James R. Gordon
615-564-1212
jgordon@firstbankonline.com
investorrelations@firstbankonline.com